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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NeXstar Pharmaceuticals, Inc. 1993 Incentive Stock Plan of NeXstar Pharmaceuticals, Inc. of our report dated February 27, 1997, except for Note 13 as to which the date is March 27, 1997, with respect to the consolidated financial statements of NeXstar Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                        /S/  ERNST & YOUNG LLP
                                             ERNST & YOUNG LLP

Denver, Colorado
August 20, 1997